Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-215218, 333-168419, 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375, 333-29899, and 333-4808) of ADTRAN, Inc. of our report dated June 21, 2017 relating to the financial statements and supplemental schedule of the ADTRAN, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

June 21, 2017